EXHIBIT 10.2

                               AMENDMENT NO. 1 TO
                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                          BIOSOURCE INTERNATIONAL, INC.

         THIS AMENDMENT NO. 1 TO WARRANT TO PURCHASE COMMON STOCK (the "AMENDMENT"), is entered into on this 7th day of June 2004, by and between BioSource International, Inc., a Delaware corporation (the "COMPANY"), and Stargen II LLC (the "HOLDER").

         A. The Holder is the holder of that certain Warrant to Purchase Common Stock dated as of February 15, 2000, issued to the Holder by the Company (the "WARRANT").

         B. In connection with the Holder's desire to extend the Expiration Date of the Warrant (as defined therein) from February 15, 2005 to February 15, 2007, the parties have agreed to amend certain terms of the Warrant in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the premises and agreements set forth herein, and for other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. The first paragraph of the Warrant, which commences with the terms "THIS CERTIFIES THAT," is hereby amended and restated in its entirety to read as follows:

         "THIS CERTIFIES THAT, for value received by BioSource International, Inc., a Delaware corporation (the "COMPANY"), Stargen II LLC, or its permitted registered assigns ("HOLDER"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the issuance date of this Warrant (the "EFFECTIVE DATE"), and before 5:00 p.m. Pacific Time on the seventh (7th) anniversary of the Effective Date (the "EXPIRATION DATE"), to purchase from the Company 24,458 shares of Common Stock of the Company, at a price per share of $9.00 (the "PURCHASE PRICE"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein."

         2. Except as expressly amended and restated herein, all terms and conditions of the Warrant are hereby ratified, confirmed and approved and shall remain in full force and effect. In the event of any conflict or inconsistency between this Amendment and the Warrant, this Amendment shall govern.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

Stargen II LLC                            BioSource International, Inc.


/s/ Jean-Pierre Conte                     /s/ Terrance Bieker
--------------------------------          --------------------------------------
By:                                       By:

Jean-Pierre Conte                         Terrance Bieker
--------------------------------          --------------------------------------
Printed Name                              Printed Name

Managing Director                         Chief Executive Officer and President
--------------------------------          --------------------------------------
Title                                     Title


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